UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2025

BigBear.ai Holdings, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-40031	85-4164597
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

7950 Jones Branch Drive
McLean, Virginia 22102
(Address of principal executive offices, including Zip Code)

(410) 312-0885

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, $0.0001 par value	BBAI	New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BBAI.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Warrant Exercise Agreement

On February 5, 2025, BigBear.ai Holdings, Inc. (the “Company”) entered into a warrant exercise agreement (the “Warrant Exercise Agreement”) with an existing accredited investor (the “Investor”) to exercise in full an outstanding Common Stock Purchase Warrant (the “Exercise”) to purchase up to an aggregate of 5,800,000 shares of the Company’s common stock (the “Existing Warrant”). In consideration for the immediate and full exercise of the Existing Warrant for cash, the Investor received a new unregistered Common Stock Purchase Warrant to purchase up to an aggregate of 3,770,000 shares of the Company’s common stock (the “New Warrant”) in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”).

The New Warrant will become exercisable commencing at any time on or after August 6, 2025 (the “Exercise Date”), with an expiration date five years after the Exercise Date, with an exercise price per share equal to $9.00. The Company agreed to file a resale registration statement on Form S-1 or Form S-3, if eligible, within two business days of the filing of the Company’s annual report on Form 10-K with respect to the New Warrant and the shares of common stock issuable upon exercise of the New Warrant. The New Warrant includes beneficial ownership restrictions that prevent the Investor from owning more than 9.99% of the Company’s outstanding common stock at any time.

The gross proceeds to the Company from the Exercise are expected to be approximately $21.9 million, prior to deducting estimated offering expenses.

The foregoing descriptions of the Warrant Exercise Agreement and the New Warrant are not complete and are qualified in their entirety by reference to the full text of the Warrant Exercise Agreement and the form of the New Warrant, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Pursuant to the Warrant Exercise Agreement, except pursuant to agreements entered into by the Company prior to February 5, 2025, the Company agreed not to (a) issue any shares of Common Stock or Common Stock equivalents or (b) file any other registration statement with the U.S. Securities and Exchange Commission (in each case, subject to certain exceptions) until the close of business on February 7, 2025.

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated herein by reference. The New Warrant described in Item 1.01 above was offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act and, along with the shares of common stock issuable upon the exercise thereof, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. The securities were offered only to accredited investors.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Form of New Warrant.

10.1	Warrant Exercise Agreement, dated as of February 5, 2025, by and between BigBear.ai and the Investor.

104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2025	By:	/s/ Sean Ricker
	Name:	Sean Ricker
	Title:	Chief Accounting Officer

3